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                                                                     EXHIBIT 4.4

                                  INTEVAC, INC.

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "AGREEMENT") is effective as of January 16, 2004 by and among Intevac, Inc., a California corporation (the "COMPANY"), and Redemco, LLC and Foster City LLC (collectively, the "SHAREHOLDERS").

         WHEREAS, in consideration for the agreement of the Shareholders not to sell or otherwise dispose of any shares of Company Common Stock (as defined below) for a period of 180 days after the date of the final prospectus relating to the Pending Offering (as defined below) other than any such shares sold in the Pending Offering itself, the Company agrees to grant the Shareholders the registration rights set forth in this Agreement.

         1. Definitions. As used in this Agreement:

                  (a) "COMPANY COMMON STOCK" means the Company's common stock, no par value.

                  (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (c) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (d) "HOLDER" means each Shareholder, for so long as such Shareholder continues to hold the Shares, and any permitted transferee thereof pursuant to Section 13 hereof.

                  (e) "LOCK-UP TERMINATION DATE" means the date that is 180 days after the date of the final prospectus related to the Pending Offering. (f) "PENDING OFFERING" means the Company's public offering of shares of Company Common Stock through a registration on Form S-3 to be filed with the SEC on or about December 19, 2003.

                  (g) "REGISTRABLE SECURITIES" means the Shares, together with all other shares of Company Common Stock issued in respect thereof (by way of stock split, dividend or otherwise); provided, however, that such shares of Company Common Stock shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  (h) "SEC" means the Securities and Exchange Commission.

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                  (i) "SECURITIES ACT" means the Securities Act of 1933, as
amended.

                  (j) "SHARES" means all 3,255,969 shares of Company Common Stock held by Redemco, LLC and all 2,344,031 shares of Company Common Stock of Foster City LLC as of the date hereof, less all shares sold by Foster City LLC in the Pending Offering.

                  (k) "SIGNIFICANT HOLDER" means each Shareholder and any other Holder who, at the time of a sale of Registrable Securities pursuant to a registration statement filed in accordance with Section 3 hereof, holds more than 200,000 shares of Company Common Stock.

         2. Request for Registration. At any time after the Lock-Up Termination Date, either Shareholder may provide to the Company a written request that the Company effect a registration on Form S-3 of Registrable Securities then held by each Holder to permit the resale of such Registrable Securities to the public by each Holder or its distributees under the Securities Act (it being understood that only the Shareholders originally party hereto, and not their subsequent distributees, shall have the right to request a registration hereunder, though such distributees shall be permitted to participate in such registration should it be so requested).

         3. Registration. Promptly upon receipt of a request pursuant to Section 2, the Company shall use commercially reasonable efforts to cause the Registrable Securities referred to in such request to be registered under the Securities Act, and in connection therewith, use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 covering the disposition of the Registrable Securities requested to be registered, and to have such registration statement become effective as soon as reasonably practicable thereafter; provided, however, that each Holder shall provide all such information and materials to the Company and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effectiveness of such registration statement. Such provision of information and materials is a condition precedent to the obligations of the Company pursuant to this Agreement. The Company shall not be required to effect more than one (1) registration under this Agreement. The offering made pursuant to such registration shall not be underwritten.

         4. Postponement of Registration. Notwithstanding the foregoing, the Company shall be entitled to postpone the filing or declaration of effectiveness of the registration statement prepared and filed pursuant to Section 3 for a reasonable period of time, but not in excess of ninety (90) calendar days after receipt of the request pursuant to Section 2, if the Board of Directors of the Company, acting in good faith, determines that there exists material nonpublic information about the Company which the Board does not wish to disclose in a registration statement, which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 3 above.

         5. Obligations of the Company. Subject to the limitations of Sections 4, 7 and 13, the Company shall:

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                  (a) keep the registration statement filed in accordance with
Section 3 hereof effective until the earlier of (A) one (1) year after the effective date thereof or (B) such time as all Registrable Securities have been sold thereunder;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement;

                  (c) furnish to each Holder whose Registrable Securities are included in such registration such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold by such Holder, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; and

                  (d) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder whose Registrable Securities are included in such registration shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

         6. Selling Procedures Applicable to Significant Holders. Any sale of Registrable Securities by a Significant Holder pursuant to the registration statement filed in accordance with Section 3 hereof shall be subject to the following conditions and procedures:

                  (a) Shareholder Notice: The selling Significant Holder shall provide written notice (a "SHAREHOLDER NOTICE") to the Company no less than four
(4) business days prior to such Significant Holder's intended sale. Within three
(3) business days of receipt of the Shareholder Notice, the Company will inform such Significant Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. Beginning immediately upon receipt of notice from the Company that the registration statement is current and complies with the Securities Act, such Significant Holder shall then have ten (10) business days to sell the Registrable Securities proposed to be sold, unless the notice from the Company specifies that no sale may be made until the date of intended sale, as specified in the Shareholder Notice, in which case the Significant Holder must wait until the date of the intended sale to make such sale and shall then have ten (10) business days thereafter to make such sale (each, a "SELLING PERIOD"). After such Selling Period, the seller shall once again comply with the procedures set forth in this Section 6(a) prior to any further sales.

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                  Each Shareholder Notice shall be in writing to the Company at the following address:

                                    Intevac, Inc.
                                    3560 Bassett Street
                                    Santa Clara, California 95054
                                    Attention: Chief Financial Officer
                                    Telephone No.: (408) 986-9888
                                    Facsimile No.: (408) 727-5739

                  (b) Updating the Prospectus: If the Company informs the selling Significant Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use commercially reasonable efforts to provide to the selling Significant Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Shareholder Notice; provided, however, that for a period of not more than ninety (90) days, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Significant Holder.

                  (c) Blackout Periods: Each Significant Holder who is or becomes an affiliate of the Company, as such term is defined in Rule 501 promulgated under the Securities Act, agrees to be bound by the Company's Insider Trading Policies as such may be in effect from time to time for so long as such Significant Holder remains an affiliate of the Company. The Company agrees to provide a copy of the Insider Trading Policy to each Significant Holder who is or becomes an affiliate at the time such holder is determined to be an affiliate and at the time of any material revisions to the policy.

                  (d) Maximum Shares Sold: Each Significant Holder agrees that such Significant Holder will not, during any ninety (90) day period, sell a number of Registrable Securities that exceeds the limit on shares that could be sold in a ninety (90) day period by such Significant Holder set forth in Rule 144(e) promulgated under the Securities Act (or a similar successor rule), as in effect at the time of sale. In the event a Significant Holder desires to sell more than the number of Registrable Securities permitted by the preceding sentence, such Significant Holder may notify the Company. The Company and that Significant Holder shall then cooperate in good faith to determine if such a sale may be made in a manner and to an extent that, in the Company's judgment, would not have a detrimental effect on the Company or the trading market for the Company Common Stock.

                  (e) Sales Other than Pursuant to the Registration Statement:
No Holder shall be required to comply with the provisions of this Section 6 with respect to any sale of shares of Company Common Stock, including the Shares, not effected under a registration statement filed pursuant to this Agreement, provided that such sale is effected in compliance with Rule 144 (including Rule 144(k)) or another exemption from the registration requirements of the Securities Act.

         7. Suspension of Registration Statement. Notwithstanding any other provision of this Agreement, if:

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                  (i)      the Company receives any request by the SEC or any
                           other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement,

                  (ii) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose,

                  (iii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

                  (iv) any event happens that makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

                  (v) the Company's Board of Directors determines that it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement.

then the Company shall send notice of such event to the Holders that use of the prospectus has been suspended, and each Holder shall thereafter not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause, (iv) prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by

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reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         8. Availability of Form S-3. The Company represents that it is currently eligible to utilize Form S-3 and agrees that the Company will not intentionally take any action that would preclude the Company's eligibility to use Form S-3.

         9. Expenses. The Holders whose Registrable Securities are included in the registration shall pay, pro rata based upon the number of Registrable Securities so included, all of the out-of-pocket expenses incurred by the Company, and all underwriting or selling discounts and commissions, in connection with the registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC, National Association of Securities Dealers, Inc. and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel, any special counsel for the Holders and the Company's independent accountants. Each Shareholder shall reimburse the Company for any expenses described herein paid by the Company (i.e., it shall be the responsibility of each Shareholder, and not of the Company, to collect pro rata reimbursement amounts from such Shareholder's distributees, as applicable), with the amount of reimbursement for which each Shareholder shall be responsible being equal to the amount of such expenses multiplied by a fraction, the numerator of which is the number of Registrable Securities included in the registration for the benefit of such Shareholder and such Shareholder's distributees, and the denominator of which is equal to the total number of Registrable Securities included in the registration.

         10. Reports Under Securities Exchange Act of 1934. The Company agrees to:

                  (a) use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and to make and keep public information available as defined in Rule 144 under the Securities Act; and

                  (b) furnish to each Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

         11. Indemnification.

                  (a) Indemnification by the Company. The Company will indemnify each Holder whose Registrable Securities are included in the registration pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement of a material fact contained in any registration statement, final prospectus, or any

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amendment or supplement thereto, incident to such registration, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, subject to Section 11(c), will reimburse each such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein.

                  (b) Indemnification by Holders. Each Holder will indemnify the Company, each of its directors and officers, its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to registration pursuant to this Agreement or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 11(c), will reimburse the Company, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission, or alleged untrue statement or omission is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to an amount equal to the respective proceeds (after commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

                  (c) Defending Claims. Each party entitled to indemnification under this Section 11 (the "INDEMNIFIED Party") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume and conduct the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at the Indemnified Party's expense; provided that if the Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that a conflict or potential conflict exists between the Indemnified and Indemnifying Party, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice.

         12. Assignment of Registration Rights. The rights of a Holder pursuant to this Agreement are solely for the benefit of such Holder and are not transferable to any other person or entity, except

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(a) transfers by operation of law to such Holder's heirs and successors and (b)
transfers by the Shareholders of their rights under this Agreement (specifically excluding the Shareholders' rights under Section 2 of this Agreement, which rights are not assignable) to the partners or members of such Shareholder in connection with distributions by such Shareholder of Registrable Securities in accordance with pro rata equity ownership interests.

         13. Amendment of Registration Rights. The Company, with the consent of the Holders of a majority of the Registrable Securities then outstanding, may amend the registration rights granted hereunder.

         14. Termination. The registration rights set forth in this Agreement shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the date upon which all securities that qualify as Registrable Securities as of the date hereof that are then held by such Holder can be sold pursuant to paragraph (k) of Rule 144 under the Securities Act.

         15. Obligations of Holders. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. The Company may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of the Company hereunder.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed effective as of January 16, 2004.

                                         REDEMCO, LLC

                                         By: /s/ ANN BECHER SMEAD
                                             ------------------------------
                                         Ann Becher Smead
                                         Managing Member

                                         FOSTER CITY LLC

                                         By: /s/ ANN BECHER SMEAD
                                             ------------------------------
                                         Ann Becher Smead
                                         Manager and Vice-President

                                         INTEVAC, INC.

                                         By: /s/ CHARLES B. EDDY III
                                             ------------------------------
                                         Charles B. Eddy III
                                         Chief Financial Officer

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